Exhibit 3.2
BY-LAWS OF
REGIONS FINANCIAL CORPORATION
(As amended and restated February 12, 2015)

ARTICLE I. OFFICES
Section 1.    Registered Office.
The registered office of Regions Financial Corporation (the “Corporation”) shall be maintained at the office of the Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, or such other location as may be designated by the Board of Directors. Corporation Service Company shall be the registered agent of the Corporation unless and until a successor registered agent is appointed by the Board of Directors.
Section 2.    Other Offices.
The Corporation may have other offices at such places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
Section 3.    Principal Place of Business.
The principal place of business of the Corporation shall be in Birmingham, Alabama.

ARTICLE II. MEETINGS OF STOCKHOLDERS
Section 1.    Annual Meetings.
Annual meetings of stockholders for the election of members of the Board of Directors (“Directors”) and for such other business as may be stated in the notice of the meeting shall be held at such place, time and date as the Board of Directors, by resolution, shall determine.
Section 2.    Special Meetings.
Special meetings of the stockholders for any purpose, other than the election of Directors, may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary or by resolution of the Directors. Special meetings of stockholders may be held at such time and place as shall be stated in the notice of the meeting.
Section 3.    Voting.
Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period.
Except as may be otherwise required by the Certificate of Incorporation, each Director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of Directors at which a quorum is present, provided that the Directors shall be elected by a plurality of the votes cast (meaning the nominees with the greatest number of shares voted “for” shall be elected without regard to votes cast “against” any nominee) at any meeting at which a quorum is present for which the number of nominees to serve as Directors exceeds the number of Directors to be elected at such meeting. In all matters other than the election of Directors, the affirmative vote of a majority of the votes cast “for” or “against” the matter by stockholders entitled to vote on the subject matter, whether present in person or represented by proxy at the meeting, shall be the act of the stockholders, except as otherwise provided in the Certificate of Incorporation or as otherwise required by applicable law or applicable listing standards. Abstentions and broker non-votes shall not be treated as affirmative votes “for” or “against” and shall not be taken into account in determining whether a matter is approved, except as otherwise provided in the Certificate of Incorporation or as required by applicable law or listing standards.
Section 4.    Quorum.
At each meeting of stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote on a matter at the meeting, represented in person or by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes, or any series thereof, is required for any matter, the holders of a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class or series if the holders thereof are entitled to vote together as a single class or series at the meeting. In determining whether a quorum is present, shares held by a subsidiary corporation owned by this Corporation and treasury shares shall not be counted. In the absence of a quorum of the holders of any class of stock or series thereof entitled to vote on a matter, either (a) the holders of such class or series so present or represented may, by majority vote, adjourn the meeting of such class or series from time to time until a quorum of such class or series shall be so present or represented or (b) the chairperson of the meeting may, on his or her own motion and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote at such meeting, adjourn the meeting from time to time until a quorum of such class or series shall be so present and represented, in each case without further notice other than announcement at the meeting. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 5.    No Stockholder Action by Consent.
No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
Section 6.    Notice of Meetings.
Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting

(unless otherwise required by applicable law). Any notice to stockholders shall be sufficient if given in any manner permitted by applicable law, including any form of electronic transmission consented to by the stockholder, and shall be deemed to have been given on the date such notice is transmitted by the Corporation (which, if notice is mailed, shall be the date when such notice is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation). Notwithstanding the foregoing, notice may be given to stockholders sharing an address in the manner and to the extent permitted by applicable law, including the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by applicable law.
Section 7.    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-Laws is delivered to the Secretary, who is entitled to vote at the annual meeting and who complied with the notice and other procedures set forth in these By-Laws.
(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary and such other business must be a proper matter for stockholder action. To be timely, beginning with the annual meeting taking place in 2016, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the annual meeting taking place in 2015, any such stockholder’s notice must have been delivered to the Secretary at the principal executive offices of the Corporation prior to November 12, 2014 to be deemed timely. Notwithstanding anything in this Section 7(A) to the contrary, in the event that (a) the number of Directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and (b) either all of the nominees for Director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then such stockholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.
(3)    As to nominations of persons for election to the Board of Directors, such stockholder’s notice shall set forth, as to each person whom the stockholder proposes to nominate for election as a Director, (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to

Regulation 14A under the Exchange Act), (b) a statement signed by the candidate confirming that the candidate will serve if nominated by the Board of Directors and elected by the stockholders, consents to being named in the proxy statement as a nominee, will comply with the Corporation’s Code of Business Conduct and Ethics, General Policy on Insider Trading, Corporate Governance Principles and any other rule, regulation, policy or standard of conduct applicable to the Directors, and will provide any information required or requested by the Corporation or its subsidiaries, or banking or other regulators, including, without limitation, all information requested by the form of Directors questionnaire used by the Corporation, and (c) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Securities Act of 1933, as amended (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed.
(4)    As to the proposal of business that the stockholder proposes to bring forth before the meeting (but not as to nominations of persons for election to the Board of Directors), such stockholder’s notice shall set forth (a) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders, (b) a brief written statement of the reasons why such stockholder favors the proposal, and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.
(5)    In addition to the notice requirements of Section 7(A)(3) and Section 7(A)(4) of Article II, as applicable, all stockholder notices, whether for nominations or other business, shall set forth (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as it appears on the Corporation’s books, and of such beneficial owner, (ii) a representation that the stockholder is a holder of the Corporation’s voting stock (including the number and class or series of shares held), (iii) with respect to nominations, a disclosure of any hedging or other arrangement with respect to any share of the Corporation’s stock (including any short position on or any borrowing or lending of shares of stock) made by or on behalf of the stockholder (A) to mitigate loss to or manage risk of stock price changes for the stockholder or (B) to increase or decrease the voting power of the stockholder, and (iv) with respect to nominations, a description of all arrangements or understandings among the stockholder and the candidate and any other person or persons (naming such person or persons and including any person that may be deemed to be acting in concert with such stockholder under applicable federal or state securities or banking laws) pursuant to which the proposal is made by the stockholder; and (b) the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination or proposal of business by the proposing stockholder on whose behalf the nomination or proposal is made.
(6)    The Corporation may also require any proposed nominee to furnish such other information, including, without limitation, completion of the Corporation’s Directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a member of the Board of Directors or any committee thereof.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
(C)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws.
(2)    The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 7 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 7, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination or make any such proposal, such nomination or proposal may be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(3)    Notwithstanding anything to the contrary in these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws, as well as the federal and state banking requirements applicable to the Corporation or any banking subsidiary. Nothing in this Section 7 shall apply to (a) stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act or (b) the election of Directors selected by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock of the Corporation.
(4)    In no event shall the public announcement of an adjournment of an annual meeting or a special meeting commence a new time period for the giving of a stockholder’s notice as described in these By-Laws.
(5)    For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
ARTICLE III. DIRECTORS
Section 1.    Number and Term.
The number of Directors which shall constitute the whole Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board of Directors, but shall not be less than three persons. If the holders of any series of preferred stock of the Corporation are entitled by the Certificate of Incorporation to elect one or more Directors, the preceding sentence shall not apply to such Directors and the number of such Directors shall be as provided in the terms of such series of preferred stock. The number of Directors shall not be reduced so as to shorten the term of any Director in office at the time.
Directors elected at each annual or special meeting shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier retirement, death, resignation or removal. Directors need not be residents of Delaware.
Section 2.    Chairman of the Board of Directors and Lead Independent Director.
The Board of Directors shall by majority vote designate from time to time from among its members a Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have and perform such duties as are prescribed by the By-Laws and by the Board of Directors. The position of Chairman of the Board of Directors is a Board position, provided however, the position of Chairman of the Board of Directors may be held by a person who is also an officer of the Corporation.

In the absence of the Chairman of the Board of Directors or in the case he or she is unable to preside, the Lead Independent Director, if at the time a Director of the Corporation has been designated by the Board of Directors as such, shall have and exercise all powers and duties of the Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors. If at any Board of Directors meeting none of such persons is present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or any portion thereof.
Section 3.    Resignations.
Any Director may resign at any time. All resignations shall be made in writing and shall take effect at the time of receipt by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.
Section 4.    Vacancies.
If the office of any Director becomes vacant, including by reason of resignation or removal, or the size of the Board of Directors is increased (other than as a result of any Directors elected in the manner described in the next sentence), the remaining Directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new position, and such person shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier retirement, death, resignation or removal. Whenever the holders of any series of preferred stock of the Corporation are entitled by the Certificate of Incorporation to elect one or more Directors, vacancies and newly created directorships of such Directors elected by a series of preferred stock may be filled by, and only by, a majority of the Directors elected by the holders of such series of preferred stock then in office, or the sole remaining Director so elected or, if none, by the holders of such series of preferred stock.
Section 5.    Removal.
Any Director (other than a Director elected by the holders of any series of preferred stock of the Corporation pursuant to the rights granted to holders of such series of preferred stock in the Certificate of Incorporation) may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered as one class for this purpose, at any meeting of the stockholders called for that purpose.
Section 6.    Powers.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws.

Section 7.    Meetings.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Lead Independent Director, the Chief Executive Officer, the President or the Secretary on the written request of a majority of the Board of Directors on at least two days’ notice to each Director and shall be held at such place or places as may be determined by the Board of Directors or as shall be stated in the notice of such meeting.
Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Notice of any special meeting of the Board of Directors need not be given personally, and may be given by United States mail, postage prepaid or by any form of electronic communication, and shall be deemed to have been given on the date such notice is transmitted by the Corporation (which, if notice is mailed, shall be the date when such notice is deposited in the United States mail, postage prepaid, directed to the applicable Director at such Director’s address as it appears on the records of the Corporation).
Section 8.    Quorum; Vote Required for Action.
A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number.
Section 9.    Compensation.
Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
Section 10.    Action Without Meeting.
Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
Section 11.    Committees.
A majority of the Board of Directors shall have the authority to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee of the Board of Directors, to the extent provided in the resolutions of the Board of Directors or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case to the fullest extent permitted by applicable law. In the absence or disqualification of any member of a committee from voting at any meeting of such committee, the remaining member or members thereof present at such meeting and not disqualified from voting, whether or not the remaining member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member.
ARTICLE IV. OFFICERS
Section 1.    Officers.
The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, who may be designated Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, a Controller, an Auditor and such other officers as may be deemed appropriate. All such officers shall be appointed annually by the Board of Directors to serve for a term of one year and until their respective successors are appointed and qualified or until such officer’s earlier death, resignation, retirement or removal, except that the Board of Directors may delegate the authority to appoint officers holding the position of Senior Executive Vice President and below in accordance with procedures established or modified by the Board of Directors from time to time. None of the officers of the Corporation need be Directors. More than one office may be held by the same person.
Section 2.    Chief Executive Officer.
The Board of Directors shall appoint a Chief Executive Officer of the Corporation. The Chief Executive Officer is the most senior officer of the Corporation and shall be vested with the authority to act for the Corporation in all matters and shall have general supervision of the Corporation and of its business affairs, including authority over the detailed operations of the Corporation and over its personnel, with full power and authority during intervals between sessions of the Board of Directors to do and perform in the name of the Corporation all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Corporation all instruments, agreements and deeds which may be authorized to be executed on behalf of the Corporation or which may be required by law. The Chief Executive Officer may, but need not, also hold the office of President.
Section 3.    President.
The President shall perform such duties as are prescribed by these By-Laws, the Board of Directors or the Chief Executive Officer.
Section 4.    Vice Presidents.
The Vice Presidents shall, subject to the control of the Board of Directors, the Chief Executive Officer or the President, have and may exercise the authority vested in them in all proper matters, including authority over the detailed operations of the Corporation and over its personnel.

Section 5.    Chief Financial Officer.
The Chief Financial Officer or his or her designee shall have and perform such duties as are incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
Section 6.    Secretary and Assistant Secretary.
The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by either of those bodies. The Secretary shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his or her absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. The Secretary shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.
Section 7.    Controller.
The Controller shall, under the direction of the Chief Executive Officer, the President, the Chief Financial Officer, or a more senior officer, have general supervision and authority over all reports required of the Corporation by law or by any public body or officer or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. The Controller shall have general supervision of the books and accounts of the Corporation and its methods and systems of recording and keeping accounts of its business transactions and of its assets and liabilities. The Controller shall be responsible for preparing statements showing the financial condition of the Corporation and shall furnish such reports and financial records as may be required of him or her by the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer or other more senior officer.
Section 8.    Auditor.
The Auditor shall have general supervision of the auditing of the books and accounts of the Corporation, and shall continuously and from time to time check and verify the Corporation’s transactions, its assets and liabilities, and the accounts and doings of the officers, agents and employees of the Corporation with respect thereto. The Auditor shall be directly accountable to and under the jurisdiction of the Board of Directors and, if applicable, its designated committee, acting independently of all officers, agents and employees of the Corporation. The Auditor shall render reports covering matters in his or her charge regularly and upon request to the Board of Directors and, if applicable, its designated committee.
Section 9.    Other Officers and Agents.
The Board of Directors may appoint such other officers and agents as it may deem advisable, such as General Counsel, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 10.    Executive Council.
There shall be an officers’ committee of the Corporation (the “Executive Council”), which shall consist of such officers of the Corporation and its subsidiaries as may be appointed to sit thereon by the

Chief Executive Officer. The chairman of the Executive Council shall be the Chief Executive Officer and the Executive Council shall meet at the chairman’s call.
The Executive Council shall develop, publish and implement policies and procedures for the operation of the Corporation and its subsidiaries and affiliates. The Board of Directors shall have the right to amend or revoke actions of the Executive Council. The Executive Council may amend, make additions to or deletions from or revoke such policies and procedures, to the extent the committee deems such actions to be necessary and desirable. In addition to the duties prescribed above, the Executive Council shall have such other and further duties and responsibilities as may from time to time be assigned to it by the Board of Directors or the Chief Executive Officer.
ARTICLE V. MISCELLANEOUS
Section 1.    Certificates of Stock.
The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer or Controller and the Secretary or an Assistant Secretary of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any or all of the signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.    Lost Certificates.
The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of the Corporation alleged to have been lost, stolen or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as the Board of Directors may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates; but the Board of Directors may, at their discretion, refuse to replace any lost certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate or certificates as in the Board of Directors’ discretion may be necessary to prevent loss to the Corporation.
Section 3.    Transfer of Shares.
The shares of stock of the Corporation shall be transferable only upon its books and, in the case of certificated shares of stock, by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon the surrender of the certificate therefor; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the holders thereof in person or by their duly authorized attorneys or legal representatives and upon compliance with appropriate procedures for transferring shares in uncertificated form. In the case of certificated shares, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to the authorized agent of the Corporation, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be expressed in the entry of the transfer.
The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the Corporation of all liability therefor in case the infant or anyone acting for him or her thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.
Section 4.    Fractional Shares.
No fractional part of a share of stock shall be issued by the Corporation.
Section 5.    Stockholders Record Date.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 6.    Dividends.
Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the Corporation.
The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.
Section 7.    Seal.
The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as proscribed by the Board of Directors from time to time.
Section 8.    Fiscal Year.
The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 9.    Exclusive Forum.
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation arising pursuant to any provision of Delaware law or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any Director, officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
Section 10.    Checks.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
Section 11.    Notice and Waiver of Notice.
Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business at the meeting because the meeting is not lawfully called or convened.
Section 12.    Indemnification of Officers, Directors, Employees, Agents and Fiduciaries; Insurance.
(A) Except as otherwise provided in these By-Laws, the Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or serves as such with another corporation or with a partnership, joint venture, trust or other enterprise at the request of the Corporation (each such person, an “Indemnitee”) against all Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any such action, suit or proceeding. For the purposes of this Section 12, the term “Expenses” shall include all reasonable fees, costs and expenses, including, without limitation, attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Section 12, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”)) in such action, suit or proceeding, whether civil, criminal, administrative or investigative, but shall exclude the costs of (1) any of Indemnitee’s counterclaims, other than Permitted Counterclaims, or (2) the fees and costs of enforcing a right to indemnification or advance payment or reimbursement under this Section 12. Notwithstanding anything to the contrary, in advance of final disposition, the Corporation may, but is not required to, pay for or reimburse the Expenses incurred by a person who may become eligible for indemnification under this Section 12 and Section 145 of the Delaware General Corporation Law.
(B) The indemnification provided by this Section 12 shall not be deemed exclusive of and shall be in addition to any other rights (whether created prior or subsequent to the adoption of these By-Laws) to which those indemnified may be entitled under any statute, rule of law, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a Director, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
(C) By action of the Board of Directors notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a Director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section 12.
Section 13.    Execution of Instruments and Documents.
The Chief Executive Officer, the President, any Senior Executive Vice President, any Executive Vice President or any Senior Vice President is authorized, in his or her discretion, to do and perform any and all corporate and official acts in carrying on the business of the Corporation, including, but not limited to, the authority to make, execute, acknowledge, accept and deliver any and all deeds, mortgages, releases, bills of sale, assignments, transfers, leases (as lessor or lessee), powers of attorney or of substitution, proxies to vote stock or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, discount, management or handling in any way of any property of any description held, controlled or used by the Corporation or to be held, controlled or used by the Corporation and including the authority from time to time to open bank accounts with the Corporation’s subsidiary bank or any other institution, to borrow money in such amounts for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper and to evidence the indebtedness thereby created by executing and delivering in the name of the Corporation promissory notes or other appropriate evidences of indebtedness, and to guarantee the obligations of any subsidiary or affiliate of the Corporation. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers.
By way of example and not limitation, such officers of the Corporation are authorized to execute, accept, deliver, and issue, on behalf of the Corporation and as binding obligations of the Corporation, such agreements and instruments as may be within the officer’s area of responsibility, including, as applicable, agreements and related documents (such as schedules, confirmations, transfers, assignments, acknowledgments and other documents) relating to derivative transactions, loan or letter of credit transactions, syndications, participations, trades, purchase and sale or discount transactions, transfers and assignments, servicing and sub-servicing agreements, vendor agreements, securitizations and transactions of whatever kind or description arising in the conduct of the Corporation’s business.

The authority to execute and deliver documents, instruments and agreements may be limited by resolution of the Board of Directors, by a committee of the Board of Directors, by the Chief Executive Officer or by the President, by reference to subject matter, category, amount, geographical location or any other criteria and may be made subject to such policies, procedures and levels of approval as may be adopted or amended from time to time.
Section 14.    Voting Corporation’s Securities.
Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President or above, the Controller, the Corporation’s General Counsel and any other officer as may be designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend, and to act and to vote, and to execute a proxy or proxies empowering others to attend, and to act and to vote, at any meetings of security holders of any of the corporations in which the Corporation may hold securities and, at such meetings, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Corporation might have possessed and exercised, if present.
ARTICLE VI. AMENDMENTS
These By-Laws may be amended, altered or repealed and By-Laws may be adopted (a) by the affirmative vote of a majority of the Board of Directors or (b) by the stockholders at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be adopted is contained in the notice of such special meeting, by the affirmative vote of seventy-five percent (75%) of the stock issued and outstanding and entitled to vote at such meeting.